                                                                       EXHIBIT 5

                               PLEDGE AGREEMENT
                               ----------------


     This PLEDGE AGREEMENT (this "Agreement") is dated as of September 16, 1999
                                  ---------
from each of William C. St. Laurent and Georges C. St. Laurent, III (individually, a "Pledgor" and, collectively, the "Pledgors"), in favor of
                  -------                          --------
GATEWAY COMPANIES, INC. (the "Lender").
                              ------


                                    RECITALS
                                    --------

     WHEREAS, Vitech America, Inc. (the "Company") and the Lender have,
                                         -------
contemporaneously herewith, entered into that certain Convertible Loan Agreement dated as of the date hereof (as in effect from time to time, the "Loan
                                                                  ----
Agreement"), and the Company has issued the promissory note referred to therein;
---------

     WHEREAS, each of the Pledgors holds a direct legal and beneficial ownership interest in the capital stock of the Company and will benefit from the making of the Loan (as defined in the Loan Agreement;

     WHEREAS, it is a condition precedent to the extension of credit under the Loan Documents that each Pledgor enter into this Agreement and grant to the Lender the security interests hereinafter provided to secure the Obligations.


                                   AGREEMENT
                                   ---------

     In consideration of the promises contained herein, and in order to induce the Lender to enter into the Loan Documents and to make the Loan pursuant to the terms thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Pledgor hereby agrees with the Lender as follows:

SECTION 1.  Definitions.
            -----------

     The following term shall have the following meaning:

     "Obligations" means any and all obligations (now existing or hereafter
      -----------
arising) of the Company under the Loan Agreement, the Note or any other Loan Document.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

SECTION 2.  Pledge.
            ------

      (a) In order to secure the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, each Pledgor hereby irrevocably and unconditionally assigns, pledges, transfers, hypothecates, mortgages, charges and sets over to the Lender, and grants to the Lender a continuing security interest in all of such Pledgor's right, title and interest, in, to, and under all shares of the Company described in Exhibit A now owned by such Pledgor (the
                                       ---------
"Pledged Shares") or otherwise distributable in respect of, in exchange for, or
 --------------
in substitution of, any and all such Pledged Shares, together with all of the proceeds of any thereof (the "Pledged Collateral").
                              ------------------

     (b) Delivery.  The certificates evidencing the Pledged Shares pledged
         --------
hereunder shall be delivered to the Lender, duly endorsed in blank or with undated stock powers executed in blank annexed to each certificate. If certificates evidencing any Pledged Shares required to be pledged hereunder are hereafter received by either Pledgor, such Pledgor agrees forthwith to transfer and deliver to the Lender such certificates so received (with appropriate endorsements, if any, and together with undated stock powers executed in blank), all of which thereafter shall be held by the Lender pursuant to the terms of this Agreement, as part of the Pledged Collateral.

     (c) Registration in Lender's Name, Etc.  The Lender shall have the right
         ----------------------------------
(in its sole discretion): (i) to hold any certificates representing the Pledged Collateral in its own name, or in the name of the relevant Pledgor endorsed or assigned in blank or in favor of the Lender, or (ii) to have the Pledged Collateral or any part thereof registered in the name of the Lender or in the names of the Lender's nominees.

SECTION 3.  Representations and Warranties; Certain Undertakings.  Each Pledgor
            ----------------------------------------------------
hereby represents and warrants to the Lender and agrees as follows:

     (a) The Pledgor is the legal and equitable owner of the Pledged Shares pledged by it hereunder and will not make any assignment, pledge, mortgage, hypothecation of transfer of any thereof or of any part thereof, except the pledge provided for herein.

     (b) All of the Pledged Shares are and will at all times be duly authorized, validly issued, fully paid and nonassessable.

     (c) The Pledgor owns the Pledged Shares pledged by it hereunder free and clear of all liens except the pledge provided for herein.

     (d) The execution, delivery and performance by the Pledgor of this Agreement does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Pledgor, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or other material agreement, lease or instrument to which the Pledgor is a party or by which he or his properties may be bound or affected, or (iii) result in, or require, the creation or imposition of any lien (other than the pledge provided for herein), upon or with respect to any of the property now owned or hereafter acquired by the Pledgor. This Agreement is the legal, valid and binding obligations of the Pledgor, enforceable in accordance with its terms.

SECTION 4.  Further Assurances.
            ------------------

     (a) Each Pledgor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Lender may reasonably request, in order to perfect and protect the assignment, pledge and security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce the rights and remedies provided hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall: (i) if any Pledged Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Lender hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender;
(ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary, or as the Lender may reasonably request, in order to perfect and preserve the assignment, pledge and security interest granted or purported to be granted hereby by such Pledgor; (iii) defend the Pledged Collateral against any and all liens howsoever arising (other than the pledge provided for herein), prior to or equal to the security interest created hereby; (iv) upon an Event of Default (after lapse of any applicable grace or cure period contained in the Loan Agreement), if deemed necessary by the Lender to effect a sale of all or any portion of the Pledged Shares, register, at the expense of such Pledgor, such Pledged Shares under the Securities Act of 1933 and/or the applicable Blue Sky laws of any state or other jurisdiction as may be requested by the Lender; and (v) if deemed necessary by the Lender to effect a sale of all or any portion of the Pledged Shares, execute and file with the Federal Reserve Board, the Florida Comptroller or any other governmental authority any application, notice or other document as the Lender may reasonably request.

     (b) Each Pledgor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor where permitted by law. Copies of any such statement or amendments thereto shall promptly be delivered to the relevant Pledgor.

SECTION 5.  Voting Rights; Dividends; Etc.
            -----------------------------

     (a) So long as no Event of Default shall have occurred and be continuing (after lapse of any applicable grace or cure period contained in the Loan Agreement):

          (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement.

          (ii) The Lender shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise voting and other rights which it is entitled to exercise pursuant to this Section 5(a).

     (b) As a supplement to the rights under other provisions of this Agreement, if any Event of Default shall have occurred (after lapse of any applicable grace or cure period contained in the Loan Agreement), then, so long as the same shall continue, and whether or not the Lender exercises any right, or seeks or pursues any other relief or remedy available to it under applicable laws, the Loan Agreement or any Loan Document:

          (i) The Lender, or its nominee or nominees, shall forthwith, without further act by any party, have the sole and exclusive right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares pledged hereunder and shall exercise such powers in such manner as the Lender, in its sole discretion, shall determine to be necessary, appropriate or advisable, and if the Lender shall so request, each Pledgor agrees to execute and deliver to the Lender such other and additional powers, authorizations, proxies and other orders, and such other documents, as the Lender may request to secure to the Lender the rights, powers and authorities intended to be conferred upon the Lender by this Section 5(b); and

          (ii) All dividends and other distributions on, or accrued interest on, or constituting any of the Pledged Collateral shall be paid directly to the Lender and retained by it as part of the Pledged Collateral, subject to the terms of this Agreement, and, if the Lender shall so request, each Pledgor agrees to execute and deliver to the Lender appropriate additional dividend, distribution and other orders and documents to that end.

SECTION 6.  Lender Appointed Attorney-in-Fact.
            ---------------------------------

     Each Pledgor hereby irrevocably appoints the Lender as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Lender or otherwise, from time to time to take any action and to execute any instrument necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Pledged Collateral, to receive, endorse, and collect any drafts of other instruments, documents and chattel paper in connection therewith, and to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions thereof.

SECTION 7.  Lender May Perform.
            ------------------

     If either Pledgor fails to perform any agreement contained herein, the Lender itself may perform or pay any obligation which such Pledgor has agreed to perform or pay under or in connection with this Agreement and the reasonable expenses of the Lender (including the reasonable fees and expenses of its agents and counsel) incurred in connection therewith shall be payable by the relevant Pledgor and become part of the Obligations.

SECTION 8.  Rights and Remedies.
            -------------------

     (a) If an Event of Default shall have occurred and be continuing, all payments received by either Pledgor under or in connection with the Pledged Collateral (including, without limitation, any dividends) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement or instrument of transfer);

     (b) If any Event of Default shall have occurred and be continuing and the principal amount of the Loan and the Note or other Obligations shall have been declared to be, or shall have become, due and payable under the Loan Agreement, then, in addition to any other rights and remedies provided for herein or that may otherwise be available, the Lender may without any further demand, advertisement or notice (except as expressly provided for below in this subsection (b)), exercise all the rights and remedies of a secured party under the New York, Florida and/or California Uniform Commercial Code (whether or not said Code applies to the affected Pledged Collateral), and in addition: (i) may apply the moneys, if any, then held by it as part of the Pledged Collateral, for the purposes and in the order provided in Section 10 herein and (ii) if there shall be no such moneys or the moneys so applied shall be insufficient to satisfy in full all Obligations, may sell the Pledged Collateral, or any part thereof, as hereinafter provided. The Pledged Collateral my be sold in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Lender, at the Lender's place of business or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and at such price or prices and on such terms as the Lender shall, in its sole and absolute discretion, deem appropriate. The Lender may be the purchaser of any or all of the Pledged Collateral so sold at a public sale and thereafter hold the same, absolutely free from any right or claim of whatsoever kind and the obligations of each Pledgor to the Lender shall be applied as a credit against the purchase price. The Lender may, in its sole discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including a requirement that the prospective bidders or purchasers represent and agree, to the satisfaction of the Lender, that they are purchasing the Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale of any thereof. Upon any such sale the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral so sold. Each purchaser (including the Lender) at any such sale shall hold the Pledged Collateral so sold, absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, of either Pledgor, and each Pledgor hereby specifically waives, to the full extent it may lawfully do so, all rights of redemption, stay or appraisal that it has or may have under any rule of law or statute now existing or hereafter adopted. The Lender shall give each Pledgor at least ten (10) days notice (which each Pledgor agrees is reasonable notification within the meaning of the Uniform Commercial Code) of any such public or private sale. Such notice, in case of public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours as the Lender shall fix in the notice of such sale. At any such sale the Pledged Collateral may be sold in one lot as an entirety or in separate parcels. The Lender shall not be obligated to make any sale pursuant to any such notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by the Lender until the full selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold, and, in case of any such failure, such Pledged Collateral may again be sold pursuant to the provisions herein;

     (c) Instead of exercising the power of sale provided in Section 8(b) herein, the Lender may proceed by a suit or suits at law or in equity to foreclose the assignment, pledge and security interest under this Agreement and sell the Pledged Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction;

     (d) The Lender as attorney-in-fact pursuant to Section 6 herein may, in the name and stead of the Pledgors, make and execute all conveyances, assignments and transfers of the Pledged Collateral sold pursuant to Section 8(b) or Section 8(c) herein, and each Pledgor hereby ratifies and confirms all that the Lender, as said attorney-in-fact, shall do by virtue hereof in compliance with this Agreement. Nevertheless, each Pledgor shall, if so requested by the Lender, ratify and confirm any sale or sales by executing and delivering to the Lender, or to such purchaser or purchasers, all such instruments as may, in the judgment of the Lender, be advisable for the purpose;

     (e) The receipt of the Lender for the purchase money paid at any such sale made by it shall be a sufficient discharge therefor to any purchaser of the Pledged Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or the representatives or assigns of such purchaser), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale; and

     (f) The Lender shall incur no liability as a result of the manner of sale of the Pledged Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner and in accordance with this Agreement. Each Pledgor hereby waives, to the full extent permitted by applicable law, any claims against the Lender arising by reason of the fact that the price at which the Pledged Collateral, or any part thereof, may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Lender accepts the first offer received that the Lender in good faith deems to be commercially reasonable under the circumstances and does not offer the Pledged Collateral to more than one offeree. To the extent permitted by law, each Pledgor shall have the burden of proving that any such sale of the Pledged Collateral was conducted in a commercially unreasonable manner.

SECTION 9.  Limitation on Duty of Lender with Respect to the Pledged Collateral.
            -------------------------------------------------------------------

     The powers conferred on the Lender hereunder are solely to protect its interest in the Pledged Collateral and nothing herein shall be construed as imposing on the Lender any duty to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty with respect to any Pledged Collateral.

SECTION 10.  Application of Proceeds.
             -----------------------

     If an Event of Default shall have occurred and be continuing, all proceeds of any sale or enforcement of the lender's rights in respect of the Pledged Collateral, and all monies then held by the Lender as Pledged Collateral, shall be applied as follows:

     (a) first to the payment of all costs and expenses of such sale or enforcement (including reasonable fees, costs and expenses of the Lender and its agents and counsel);

     (b) then to the payment in full of all accrued and unpaid interest on the Obligations;

     (c) then to the payment in full of the principal of the Obligations;

     (d)  then to the payment of any other Obligations; and

     (e) any surplus remaining shall be paid to the Pledgors or to whosoever may be lawfully entitled to receive the same.

SECTION 11.  Termination of Security Interests; Release of Pledged Collateral.
             ----------------------------------------------------------------

     Upon indefeasible payment, performance and discharge in full of all Obligations, the security interests shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors. Upon such termination of the security interests or release of any Pledged Collateral, the Lender will, at the Pledgors' written request and cost and expense, execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence the termination of the security interests or this Agreement or the release of such Pledged Collateral which has not yet theretofore been sold or otherwise applied or released and will duly reassign, transfer and deliver to the Pledgors free from any interest of the Lender such of the Pledged Collateral as may be in the possession of the Lender and which has not theretofore been sold or released pursuant to this Agreement. Such release shall be without recourse or warranty to the Lender or any other person.

SECTION 12.  Amendments; Waivers; Consents.
             -----------------------------

     No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by either Pledgor therefrom, shall in any event be effective without the written concurrence of the Lender and each Pledgor, and then such waiver or consent shall be effective only in the specific instance for the specified purpose for which given.

SECTION 13.  Notices.
             -------

     Any notice, approval, request, demand, consent or other communication hereunder shall be in writing and shall be given in accordance with the provisions of the Loan Agreement. Notices to each Pledgor shall be sent to such Pledgor at the address set forth below or to such other address as such Pledgor shall have previously designated by written notice to the serving party:

          William C. St. Laurent
          c/o Vitech America, Inc.
          8807 NW 23rd Street
          Miami, FL 33172

          Georges C. St. Laurent, III
          c/o Vitech America, Inc.
          8807 NW 23rd Street
          Miami, FL 33172

SECTION 14.  Continuing Security Interest; Successors and Assigns.
             ----------------------------------------------------

     This Agreement shall create a continuing assignment, pledge and security interest in the Pledged Collateral and shall (i) remain in full force and effect for the benefit of the Lender until payment in full of the Obligations, (ii) be jointly and severally binding upon each Pledgor, its successors and assigns and
(iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns.

SECTION 15.  GOVERNING LAW.
             -------------

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES OF AMERICA.

SECTION 16.  Severability.
             ------------

     In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

SECTION 17.  Indemnity.
             ---------

     (a) Each Pledgor agrees to indemnify the Lender from and against any and all claims, losses and liabilities growing out of or resulting from (i) the Lender's exercise of any of its rights or powers under this Agreement (including enforcement of this Agreement) or (ii) any refund or adjustment of any amount paid or payable to the Lender under or in respect of any of the Pledged Collateral, or any interest thereon, that may be ordered or otherwise required by any person.

     (b) Each Pledgor shall promptly upon demand pay to the Lender the amount of any and all expenses, including the fees and expenses of counsel and of any experts and agents that the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the collection from or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

SECTION 18.  Headings Descriptive.
             --------------------

     Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

SECTION 19.  Counterparts.
             ------------

     This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.

SECTION 20.  CERTAIN WAIVERS.
             ---------------

     EACH PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE OF RIGHTS BY THE LENDER FROM AND AFTER AN EVENT OF DEFAULT AND PURSUANT TO THE TERMS HEREOF TO REPOSSESS WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE PLEDGED COLLATERAL. EACH PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE LENDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH, OR LEVY UPON THE PLEDGED COLLATERAL, TO ENFORCE ANY JUDGMENT OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE LENDER OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN ANY PLEDGOR AND THE LENDER.

SECTION 21.  WAIVER OF JURY TRIAL.
             --------------------

     EACH PLEDGOR HEREBY IRREVOCABLY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF SUCH PLEDGOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR OTHER MODIFICATIONS OF THIS AGREEMENT.

SECTION 22.  Consent to Jurisdiction.
             -----------------------

     (a) Any legal action or proceeding by or against either Pledgor or with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, each Pledgor accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement. The Pledgor hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Agreement or any other Loan Document brought before the foregoing courts on the basis of forum non-conveniens.

     (b) Prior to the Closing Date, each Pledgor shall irrevocably designate and appoint an agent satisfactory to the Lender for service of process in The City of New York, New York as its authorized agent to receive, accept, and forward on its behalf service of process in any such proceeding, and shall provide the Lender with evidence of the prepayment in full of the fees of such agent. Each Pledgor agrees that service of process, writ, judgment, or other notice of legal process upon said agent shall be deemed and held in every respect to be effective personal service upon it. Each Pledgor shall maintain such appointment (or that of a successor satisfactory to the Lender) continuously in effect at all times while the Pledgor is obligated under this Agreement.
Nothing herein shall affect the Lender's right to serve process in any other manner permitted by applicable law.

     IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.


                                         _____________________________
                                         William C. St. Laurent



                                         _____________________________
                                         Georges C. St. Laurent, III


AGREED AND ACCEPTED:

GATEWAY COMPANIES, INC.



By:__________________________
   Name:
   Title:

                                                                       Exhibit A
                                                             to Pledge Agreement

                                Pledged Shares


For Georges C. St. Laurent:

       Four hundred thousand (400,000) shares of the common stock of Vitech America, Inc.

       Certificate Numbers:


For William C. St. Laurent:

       Five hundred thousand (500,000) shares of the common stock of Vitech America, Inc.

       Certificate Numbers: